EXHIBIT 99.1

Statement by Medis Technologies

New York, NY (June 25, 2009) … On June 16, 2009, the Company issued a press release announcing that it had received the Editor’s Choice Award from Computer Times.  On June 19, 2009, Computer Times rescinded that award based on comments apparently received from a reader.  Medis disagrees with Computer Times’ decision, and stands behind its UL certified product.

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About Medis Technologies Ltd.
Medis Technologies Ltd. (NASDAQ: MDTL) (www.medistechnologies.com), headquartered in New York,  is the first company in the world market a personal and portable liquid fuel cell capable of providing electrical power to the mobile electronics marketplace. The Medis fuel cell features a patented, proprietary fuel formulation that utilizes borohydride to generate electricity upon activation; it is safe, clean, silent, and recyclable. First generation products include the Medis 24-7 Power Pack; 24-7 Xtreme Portable Power Solution; and the Medis Fuel Cell Power Emergency Kit.

Contact:
Omer Masud
Medis Technologies
omerm@medistechnologies.com
212-935-8484